Exhibit 10.3

AMENDMENT NO. 1 TO

SKYX PLATFORMS CORP.

CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is made as of June 30, 2025 by and between SKYX Platforms Corp., a Florida corporation (the “Company”), and _________ (the “Holder”).

WHEREAS, the Company issued to the Holder a Convertible Promissory Note dated March 29, 2024 (the “Note”); and

WHEREAS, the parties desire to amend the Note, and pursuant to Section 10 of the Note, an amendment contemplated by the parties must be contained in an instrument in writing signed by the parties.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Note

2. Amendments to the Note.

(a)	Section 1(a) of the Note is hereby deleted and replaced with the following:

“(a) Unless sooner repaid or converted in accordance with Section 2, the unpaid Principal Amount of this Note and all unpaid interest accrued thereon is due and payable on January 16, 2026 (the “Maturity Date”). Upon payment in full of the Principal Amount, or conversion of this Note in full pursuant to the terms hereof, this Note shall be surrendered to the Company for cancellation.”

(b)	The following is hereby inserted immediately following Section 3(c) of the Note:

“(d) Beginning on July 1, 2025 and continuing on the first day of each month until the Maturity Date, the Company shall pay to the Holder an amount in cash equal to $100,000 US dollars (each, a “Monthly Payment”, and collectively, the “Monthly Payments”). The Monthly Payments shall be applied first toward the payment of all interest accrued and outstanding under the Note through June 30, 2025, and thereafter toward the Principal Amount of the Note.”

(c)	Section 4(a) of the Note is hereby deleted and replaced with the following:

“(a) failure to make any Monthly Payment or any other payment of principal or interest or other amount hereunder when due, which failure has continued for a period of five (5) business days after written notice thereof shall have been received by the Company from the Holder hereof;”

3. Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of May 16, 2025. Except as expressly provided in this Amendment, all of the terms and provisions of the Note are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Each reference in the Note to “this Note,” “the Note,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Note in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Note, will mean and be a reference to the Note as amended by this Amendment.

4. Miscellaneous. This Amendment constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. This Amendment is governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions of such State. This Amendment may be executed in any number of counterparts and by electronic transmission or facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:		HOLDER:
SKYX PLATFORMS CORP.

By:
Name:	Leonard J. Sokolow
Title:	Co-Chief Executive Officer